# PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT, dated effective as of the December 2nd, 2016, is made by and among (i) **TECNOGLASS INC.**, a Cayman Islands exempted company ("**Tecnoglass**"), (ii) **C.I. ENERGIA SOLAR S.A.**, a company duly incorporated in accordance with the laws of the Republic of Colombia ("**Energia Solar**", and collectively with Tecnoglass "**Buyers**"), (iii) **E.S. WINDOWS, LLC**, a Florida limited liability company ("**E.S.**" or "**Seller**"), and (iv) the members of E.S. identified on the signature page hereto (collectively, the "**E.S. Members**").

## RECITALS

A. Energia Solar is a global leader in the production of high-end windows and architectural glass systems, with more than 30 years of experience in the glass and aluminum structure assembly market in Colombia.

B. E.S. imports and resells Tecnoglass' products in the United States and acts as a freight forwarder for certain raw materials inventory purchased in the United States (collectively, the "**Business**").

C. Energia Solar and Tecnoglass desire to acquire all of the membership interests of E.S. (the "**E.S. Membership Interests**"), 14.94% and 85.06% respectively, in exchange for the total purchase price equal to Thirteen Million Five Hundred Thousand Dollars ($13,500,000) (the "**Purchase Price**").

C. The respective Boards of Directors or Managers, to the extent applicable and/or required, of Tecnoglass, Energia Solar and E.S. have each approved and adopted this Agreement and the transactions contemplated hereby, all upon the terms and subject to the conditions set forth herein.

**NOW, THEREFORE,** in consideration of the mutual promises and covenants contained herein, the parties, intending legally to be bound, agree as follows:

## AGREEMENT

### Article 1. Sale and Purchase

1.1 Definitions. A list of defined terms is set forth in Schedule 1.1 attached hereto.

1.2 Basic Transaction. On the terms and subject to the conditions set forth in this Agreement, at the Closing,

(i) Tecnoglass shall acquire 85.06% of the E.S. Membership Interests for Eleven Million Four Hundred and Eighty Three Thousand Five Hundred and Seventy-Four Dollars ($11,483,574) payable as follows: (x) Nine Million One Hundred and Eighty Thousand Dollars ($9,180,000) in equity, represented by Tecnoglass Ordinary Shares, at $12.50 per share as calculated pursuant to the Exchange Formula set forth in Section 1.3(a) below, and (y) Two Million Three Hundred and Three Thousand Five Hundred and Seventy-Four Dollars ($2.303.574) in cash as described in Section 1.5. below, and

(ii) Energia Solar shall acquire 14.94% of the E.S. Membership Interests in exchange for the assignment of the Financial Instrument owed by Ventana Solar to Energia Solar described in Section 1.6. below, amounting to Two Million Sixteen Thousand Four Hundred Twenty-Six Dollars And Thirty-Four Cents ($2,016,426.34).

1.3 Exchange of Shares.

(a) The number and amount of Tecnoglass Ordinary Shares to be issued and held for delivery to the E.S. Members as of the Closing will assume a $12.50 price per share, or a total of seven hundred thirty-four thousand and four hundred (734,400) Tecnoglass Ordinary Shares.

(b) Subject to Section 1.3(c) below, at the Closing, Tecnoglass, as part of its payment for 85.06% of the E.S. Membership Interests, will cause to be issued and held for delivery to the E.S. Members or their designees, certificates representing the Tecnoglass Ordinary Shares, which shall be made to each E.S. Member in the amounts set forth on Schedule 1.3(b) hereto after giving effect to such issuance and the transactions contemplated hereby (but excluding any outstanding Tecnoglass equity securities issued to E.S.'s directors, officers or E.S. Members or their Affiliates at or immediately prior to Closing in exchange for any E.S. options, warrants and convertible debt, if any).

(c) Notwithstanding the issuance and delivery of the Tecnoglass Ordinary Shares as provided in Section 1.3(a) above, Tecnoglass reserves the right at any time prior to the Closing, to require that a certain portion of the Tecnoglass Ordinary Shares, payable as part of the Purchase Price, which, in the aggregate have a value, as of the date of the exercise of such right, equal to up to One Million Dollars ($1,000,000) (the "**Escrowed Tecnoglass Ordinary Shares**"), shall be deposited into escrow with a third party escrow agent mutually agreed to by Tecnoglass and E.S. (the **"Escrow Agent"**) for a period of not more than 18 months following the Closing, for purposes of E.S. indemnifying and holding Tecnoglass harmless against any and all claims, liabilities or obligations with respect to any breach by E.S. and/or the E.S. Members of any of the covenants, agreements, representations or warranties made by such parties in this Agreement, including, without limitation, any undisclosed uncollectable accounts receivable of E.S. The terms and conditions regarding the foregoing escrowing of the Escrowed Tecnoglass Ordinary Shares shall be set forth in the Escrow Agreement mutually agreed to between Tecnoglass and the Escrow Agent (the **"Escrow Agreement"**).

(d) The Tecnoglass Ordinary Shares to be issued pursuant to Section 1.3(b) will be authorized, but theretofore unissued, shares of Tecnoglass, and will be issued to the E.S. Members or as directed thereby to their designees, as set forth in Schedule 1.3(b) hereto, free and clear of any Encumbrances.

(e) All Tecnoglass Ordinary Shares to be issued pursuant hereto shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and the E.S. Members will represent in writing that they are acquiring such shares for investment purposes only and without the intent to make a further distribution of such shares. All Tecnoglass Ordinary Shares to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the Tecnoglass Ordinary Shares to be issued hereunder shall bear a restrictive legend in substantially the following form:

> THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF TECNOGLASS.

1.4 Payments. If, and to the extent that, Tecnoglass exercises its right to escrow the Escrowed

Tecnoglass Ordinary Shares as provided in Section 1.3(b) above, Tecnoglass shall, upon Closing, deposit the Escrowed Tecnoglass Ordinary Shares in escrow with the Escrow Agent in accordance with the provisions of Section 1.3(b) above and the terms and conditions of the Escrow Agreement.

1.5 Assignment of Rights.

Energia Solar shall deliver to E.S. a certificate signed by Energia Solar's accountant and legal representative, setting forth in reasonable detail and consistent with the books and records of the status of the Financial Instrument granted and owed by Ventana Solar to Energia Solar contained in Schedule 1.5. and the assignment of said Financial Instrument duly executed in favor of E.S. Members as set forth on Schedule 1.3(b).

1.6 Closing; Closing Deliveries.

(a) Closing. Unless this Agreement has been terminated pursuant to Section 8.1 hereof, the closing (the "**Closing**") of the transactions herein contemplated shall occur at the offices of E.S. in Miami, Florida or otherwise by electronic exchange of documents (or at such other place and time as the parties may mutually agree). The Closing shall occur as soon as possible after the conditions set forth in Articles 5 and 6 have been satisfied or waived but no later than December 23rd, 2016, or on such other date as otherwise mutually agreed to by the parties hereto (the "**Closing Date**").

(b) E.S. Closing Deliveries. At the Closing, E.S. shall deliver, or cause to be delivered, to Tecnoglass the following items:

(i) The E.S. Members will deliver to Tecnoglass and Energia Solar membership certificates or other documentation assigning, transferring and otherwise conveying (A) to Tecnoglass 85.06% of the membership interests of E.S., duly endorsed, so as to make Tecnoglass the holder thereof free and clear of all Encumbrances, and (B) 14.94% of the membership interests of E.S. to Energia Solar, duly endorsed, so as to make Energia Solar the holder thereof free and clear of all Encumbrances; and

(ii) The documents and instruments required to be delivered by E.S. under Section 4.9 and Article 6 hereof.

(c) Tecnoglass' Closing Deliveries. At the Closing, Tecnoglass shall deliver, or cause to be delivered, to E.S. the following items:

(i) Tecnoglass will deliver to, or at the direction of, the E.S. Members, in accordance with Schedule 1.3(b) hereof, share certificates, which certificates will bear a standard restrictive legend in the form set forth in Section 1.3(e) above and which shares shall give effect to the transactions contemplated hereby;

(ii) To the extent applicable, a certificate of deposit into an escrow account of the Escrowed Tecnoglass Ordinary Shares with the Escrow Agent in accordance with Section 1.3(c) and 1.4 hereof; and

(iii) The documents and instruments required to be delivered by Tecnoglass under Article7, below.

(d) Energia Solar's Closing Deliveries. At the Closing, Energia Solar shall deliver, or cause to be delivered to E.S.:

(i) Duly executed certificate by Energia Solar's accountant and legal representative setting forth in reasonable detail and consistent with books and records, the status and current standing of the Financial Instrument granted and owed to Energia Solar by Ventana Solar; and

(ii) Evidence of the due assignment of the Financial Instrument such that Energia Solar assigns the Financial Instrument owed by Ventana Solar to E.S. Members.

(e) Further Assurances. At the Closing, each of the parties hereto shall take, or cause to be taken, all such actions and deliver, or cause to be delivered, all such other documents, instruments, certificates and other items as may be required under this Agreement or otherwise, in order to perform or fulfill all covenants and agreements on its part to be performed at or prior to the Closing Date.

1.7 Taking of Necessary Action; Further Action. Each of the parties shall use its respective commercially reasonable efforts to take all such action as may be necessary or appropriate in order to effectuate the Closing as promptly as possible. If, on or at any time after the Closing Date, any further reasonable action is necessary or desirable to carry out the purposes of this Agreement, the parties shall take all such lawful and necessary action.

## Article 2. Representations and Warranties of Tecnoglass.

Tecnoglass makes the following representations and warranties to E.S. and the E.S. Members, which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date, except as set forth on the Disclosure Schedule or the Tecnoglass Reports:

2.1 Disclosure Schedules; Due Diligence Information. Tecnoglass has delivered to E.S. a disclosure schedule, which includes the numbered schedules specifically referred to in this Article 2 (the "**Disclosure Schedule**"). The information contained in the Disclosure Schedule is complete and accurate, except to the extent such information does not have a Material Adverse Effect, and all documents that are attached to or form a part of the Disclosure Schedule are complete and accurate copies of the genuine original documents they purport to represent.

2.2 Organization and Standing. Each of Tecnoglass and its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of Tecnoglass and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Tecnoglass or its Subsidiaries taken as a whole. Schedule 2.2 lists each of Tecnoglass' Subsidiaries and the current capital structure thereof. Tecnoglass owns all of the outstanding capital stock of each of its Subsidiaries free and clear of any Encumbrances. Other than its Subsidiaries, Tecnoglass does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Tecnoglass has previously delivered or made available to E.S. complete and correct copies of the certificate of incorporation and bylaws (or other comparable charter documents) of Tecnoglass and each of its Subsidiaries, in each case as amended through the date of this Agreement.

2.3 Capitalization.

(a) The authorized capital stock of Tecnoglass consists of 100,000,000 shares and 1,000,000 preferred shares, par value $0.0001 per share. As of the date hereof, 31,646,390 shares of stock of Tecnoglass are issued. There are no outstanding stock appreciation rights linked to the price of shares of stock of Tecnoglass. All outstanding shares of stock of Tecnoglass are, and all such shares that may be issued prior to the Closing Date will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Companies Law (2013 Revision) of the Cayman Islands (the "**Companies Law**"), Tecnoglass' amended and restated memorandum and articles of organization or any contract to which Tecnoglass is a party or otherwise bound.

2.4 Binding Agreement. Tecnoglass has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Tecnoglass and the consummation by Tecnoglass of its obligations hereunder have been duly and validly authorized by all necessary corporate and stockholder action on the part of Tecnoglass and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement by Tecnoglass and the consummation by Tecnoglass of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Tecnoglass and, assuming the due authorization, execution and delivery by E.S., constitutes a legal, valid and binding obligation of Tecnoglass enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies. As of the Closing Date, each of the agreements, instruments and other documents to be executed and delivered by Tecnoglass hereunder to E.S. at the Closing (collectively, the "**Transaction Documents**") will have been duly and validly executed and delivered by Tecnoglass and will be enforceable against Tecnoglass in accordance with their terms except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.

2.5 Absence of Violations; Required Consents. Except for the Tecnoglass Required Consents, the execution, delivery and performance by Tecnoglass of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or result in the breach or default of any provision of certificates of incorporation, bylaws or other charter or corporate governance documents of Tecnoglass thereof, (b) violate any Law or Governmental Order applicable to Tecnoglass, properties or assets, (c) require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other Person or (d) except as would not have a Material Adverse Effect, result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of notice, termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any properties of Tecnoglass, or result in the imposition or acceleration of any payment, time of payment, vesting or increase in the amount of compensation or benefit payable, pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which any of Tecnoglass or Subsidiaries holding any E.S. Assets is a party or by which its assets are bound. Except for Tecnoglass Required Consents, Tecnoglass does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement. A true and complete list of all third-party (including, without limitation, FCC, SEC, other Governmental Authority, stockholder, lenders, lessors, licensees, licensors, distributors and vendors) filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement by Tecnoglass and the consummation of the transactions contemplated hereby and the failure

to obtain such filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders would have a Material Adverse Effect, is set forth on Schedule 2.5 attached hereto (the "**Tecnoglass Required Consents**").

2.6 Reports and Financial Statements.

(a) Tecnoglass has, in a timely manner, filed all forms, notifications, reports, schedules, registration statements, proxy statements, information statements and other documents (together with all amendments thereof and supplements thereto) that were required to be filed by Tecnoglass or any Subsidiary with any applicable Governmental Entity, including, without limitation, the FCC, state telecommunications regulatory authorities and the SEC, since January 1, 2015 (as such documents have since the time of their filing been amended or supplemented, the "**Tecnoglass Reports**"), which are all of the documents (other than preliminary material) that Tecnoglass or any Subsidiary was required to file with any applicable Governmental Entity since such date. As of their respective dates (and without giving effect to any amendments or supplements filed after the date of this Agreement with respect to Tecnoglass Reports filed before the date of this Agreement), each of Tecnoglass Reports complied, as to form and substance, in all material respects with Legal Requirements. To Tecnoglass' knowledge, as of the date hereof, there are no unresolved comments issued by the staff of any Governmental Authority with respect to any of the Tecnoglass Reports or Tecnoglass' operations, generally that failure to resolve would have a Material Adverse Effect.

(b) There are no registration statements, prospectuses, reports, schedules, forms, statements and other documents of Tecnoglass in the form filed with the SEC that are not publicly available through the SEC's EDGAR database. As of their respective dates, each of Tecnoglass Reports, (i) complied, as to form and substance, in all material respects with Legal Requirements, including without limitation, in the case of forms, reports, schedules, registration statements, proxy statements, information statements and other documents (together with all amendments thereof and supplements thereto) subject to the requirements of the Securities Act or the Exchange Act (as such documents have since the time of their filing been amended or supplemented, the "**SEC Reports**"), the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. To Tecnoglass' knowledge, as of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports or Tecnoglass' operations except for comments issued by the Staff of the SEC in connection with the Staff's review of Tecnoglass' Registration Statement on Form S-3 (SEC File No. 333-193882) and Registration Statement on Form S-4 (SEC File No. 333-205586). Tecnoglass has made available to E.S. and the E.S. Members copies of the comment letters from the Staff of the SEC related to such registration statements.

(c) Each of the audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes and schedules, if any, thereto) included in the SEC Reports (collectively, the "**Tecnoglass Financial Statements**"): (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC, (ii) was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and (iii) fairly presented, in all material respects the consolidated financial position of Tecnoglass as at the respective dates thereof and the consolidated results of its operations, stockholders' equity and cash flows for the respective periods indicated (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments, as permitted by GAAP and the applicable rules and regulations promulgated by the SEC). The balance sheet of Tecnoglass contained in the SEC Reports as of September 30, 2016, is hereinafter referred to as the

"**Tecnoglass Balance Sheet.**" Tecnoglass is not a party to, or has any commitment to become a party to, any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) Tecnoglass has established and maintains "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Tecnoglass required to be disclosed by Tecnoglass in the SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Tecnoglass' principal executive officer and principal financial officer, or Persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and the principal financial officer of Tecnoglass required by Section 302 of the Sarbanes-Oxley Act of 2002, as amended from time to time ("**SOX**") with respect to such reports. To Tecnoglass' knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in Tecnoglass' internal controls and procedures.

(e) To Tecnoglass' knowledge, Tecnoglass is in compliance in all material respects with (i) the applicable provisions of the SOX and (ii) the applicable listing and corporate governance rules and regulations of NASDAQ.

(f) Tecnoglass' books and records have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

2.7 Information Supplied. None of the information supplied or to be supplied by Tecnoglass for inclusion or incorporation by reference in any documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder, will, on the date of its filing, or, at the date it is first mailed to Tecnoglass' shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by Tecnoglass with respect to statements made or incorporated by reference therein based on information supplied by E.S. for inclusion or incorporation by reference therein.

2.8 Litigation. As of the date hereof: (i) there are no Actions against Tecnoglass or any Subsidiary thereof pending or, to the knowledge of Tecnoglass, threatened to be brought against Tecnoglass, any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect, (ii) neither Tecnoglass nor any Subsidiary thereof are subject to any Governmental Order (nor, to the knowledge of Tecnoglass, are there any such Governmental Orders threatened to be imposed by any Governmental Authority), in each case with respect to Tecnoglass, any Subsidiary thereof, and (iii) there is no Action pending or, to the knowledge of Tecnoglass, threatened to be brought that seeks to question, delay or prevent the consummation of the transactions contemplated hereby.

2.9 Board Approval. The Board of Directors of Tecnoglass (including through any necessary committee thereof) has, by resolutions duly adopted by vote at a meeting (or by unanimous written consent) of directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, Tecnoglass and its shareholders and (ii) approved this Agreement and the transactions contemplated

hereby.

2.10 Commissions. There is no broker or finder or other Person who has any valid claim against Tecnoglass, any Subsidiary thereof, E.S., any of their respective Affiliates or any of their respective assets for a commission, finders' fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of Tecnoglass or any Subsidiary thereof or any of their respective officers, employees, independent contractors or agents.

2.11 Disclosure. No representation or warranty by Tecnoglass contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Tecnoglass to E.S. or its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

2.12 No knowledge of Breach. As of the date hereof, Tecnoglass has no knowledge (a) that E.S. is in breach of its representations and warranties in this Agreement or (b) of any facts, events or occurrences which could cause E.S. to be in breach of any of its representations or warranties in this Agreement.

## Article 3. Representations and Warranties of Energia Solar

Energia Solar makes the following representations and warranties to E.S, which representations and warranties shall be true and correct as of the date hereof up to and through the Closing Date:

3.1 Organization and Standing. Energia Solar is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Energia Solar does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business association or entity. Energia Solar has previously delivered or made available to E.S. complete and correct copies of the certificate of incorporation and bylaws (or other comparable charter documents) of as amended through the date of this Agreement.

3.2 Binding Agreement. Energia Solar has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Energia Solar and the consummation by Energia Solar of its obligations hereunder have been duly and validly authorized by all necessary corporate and stockholder action on the part of Energia Solar and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement by Energia Solar and the consummation by Energia Solar of the transactions contemplated hereby. This Agreement has been duly executed and delivered on behalf of Energia Solar and, assuming the due authorization, execution and delivery by E.S., constitutes a legal, valid and binding obligation of Energia Solar enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies. As of the Closing Date, each of the Transaction Documents to be executed and delivered by Energia Solar hereunder to E.S. at the Closing will have been duly and validly executed and delivered by Energia Solar and will be enforceable against Energia Solar in accordance with their terms except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.

3.3 Absence of Violations; Required Consents. The execution, delivery and performance by Energia Solar of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) violate or result in the breach or default of any provision of certificates of incorporation, bylaws or other charter or corporate governance documents of Energia Solar thereof, (b) violate any Law or Governmental Order applicable to Energia Solar, properties or assets, (c) require any consent, approval, authorization or other order of, action by, registration or filing with or declaration or notification to any Governmental Authority or any other Person. Energia Solar does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement.

3.4 Board Approval. The Board of Directors of Energia Solar (including through any necessary committee thereof) has, by resolutions duly adopted by vote at a meeting (or by unanimous written consent) of directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, Energia Solar and its shareholders and (ii) approved this Agreement and the transactions contemplated hereby.

3.5 Disclosure. No representation or warranty by Energia Solar contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of Energia Solar to E.S. or its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

3.6 No knowledge of Breach. As of the date hereof, Energia Solar has no knowledge (a) that E.S. is in breach of its representations and warranties in this Agreement or (b) of any facts, events or occurrences which could cause E.S. to be in breach of any of its representations or warranties in this Agreement

## Article 4. Representations and Warranties of E.S.

E.S. makes the following representations and warranties to Tecnoglass and Energia Solar, which representations and warranties shall be true and correct as of the date hereof up to and through the Closing Date:

4.1 Organization and Standing. E.S. is a Florida limited liability company duly organized, validly existing, and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.

4.2 Binding Agreement. E.S. has all requisite corporate power and authority to enter into this Agreement, to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by E.S. and the consummation by E.S. of its obligations hereunder have been duly and validly authorized by all necessary managerial action on the part of E.S. This Agreement and each other document, instrument or agreement to be executed by E.S. hereunder has been (or will be) duly executed and delivered on behalf of E.S. and, assuming the due authorization, execution and delivery by Tecnoglass, constitutes a legal, valid and binding obligation of E.S. enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium and insolvency laws and by other laws affecting creditors generally and except as may be limited by the availability of equitable remedies. As of the Closing Date, each of Transaction Documents to be executed and delivered by E.S. hereunder to Tecnoglass at the Closing will have been duly and validly executed and delivered by E.S. and will be enforceable against E.S. in accordance with

their terms except as may be limited by bankruptcy, moratorium and insolvency Laws and by other Laws affecting creditors generally and except as may be limited by the availability of equitable remedies.

4.3 Absence of Violations or Required Consents. The execution, delivery and performance by E.S. of this Agreement does not and will not: (a) violate or result in the breach or default of any provision of E.S.'s organizational documents; (b) violate any Law or Governmental Order applicable to E.S. or any of its properties or assets; (c) require any consent, approval, authorization or other order of, action by, E.S. registration or filing with or declaration or notification to any Governmental Authority or any other Person; or (d) result in any violation or breach of, constitute a default (or event which with the giving of notice, or lapse of time or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of E.S.'s assets pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license or permit, or franchise to which E.S. is a party or by which its assets are bound. Except as set forth in Schedule 4.3, E.S. does not need to give any notice to, make any filing with or obtain any authorization, consent or approval of any Governmental Authority in order for the parties to consummate the transactions contemplated by this Agreement. A true and complete list of all third-party (including, without limitation, any Governmental Authority, stockholder, lenders, lessors, licensees, licensors, distributors and vendors) filings, notifications, consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement by E.S. and the consummation of the transactions contemplated hereby is set forth on Schedule 4.3 attached hereto (the "**E.S. Required Consents**").

4.4 Capitalization.

(a) The number and ownership of the E.S. membership interests is more fully set forth on Schedule 4.4(a) attached hereto and incorporated herein by this reference. Except as set forth above, no other equity interests or other securities of E.S. are issued, reserved for issuance or outstanding. All outstanding Membership Interests of E.S. are, and all such Membership Interests that may be issued prior to the Closing Date will be, when issued, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Laws, E.S.'s operating agreement or any contract to which E.S. is a party or otherwise bound.

4.5 Financial Information.

(a) E.S. has provided Tecnoglass and Energia Solar with copies of E.S.'s unaudited balance sheets and statements of income and cash flow as of and for the periods ended December 31, 2014 and December 31, 2015 and June 30, 2016. All such financial statements are true, complete and correct in all material respects, were prepared in accordance with accounting practices and procedures historically used by E.S. applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of E.S. as of such dates and the results of operations and cash flows for the periods then ended, complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by GAAP).

(b) E.S.'s books and records and those of its Subsidiaries, if any, have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

4.6 Securities Laws. Each of the E.S. Members is and will be at Closing, eligible to exchange

the E.S. Membership Interests owned by such shareholder for Tecnoglass Ordinary Shares pursuant to the exemptions from registration under the Securities Act set forth in Regulation D, Regulation S or similar exemption promulgated under the Securities Act.

4.7 Litigation. There are no Actions pending or threatened to be brought by or before any Governmental Authority, against E.S. or any of its Affiliates that (i) seek to question, delay or prevent the consummation of the transactions contemplated hereby, or (ii) would reasonably be expected to affect adversely the ability of E.S. to fulfill its obligations hereunder.

4.8 Commissions. There is no broker or finder or other Person who has any valid claim against E.S., any Subsidiary thereof, any of their respective Affiliates or any of their respective assets for a commission, finders' fee, brokerage fee or other similar fee in connection with this Agreement, or the transactions contemplated hereby, by virtue of any actions taken by on or behalf of E.S. or its officers, employees or agents.

4.9 Title to Assets. E.S. has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Encumbrances except for (i) liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

4.10 Intellectual Property.

(a) To E.S.'s knowledge, E.S. owns or possesses or has the right to use pursuant to a valid and enforceable written license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of its business as presently conducted except where the failure to hold such permission would not have a Material Adverse Effect on E.S.

(b) Except as set forth in, to its knowledge E.S. has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and no director or officer (or employee with responsibility for Intellectual Property matters) of E.S. has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that E.S. must license or refrain from using any Intellectual Property rights of any third party). To the knowledge of E.S., no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of E.S.

(c) To the knowledge of E.S.: (i) E.S. has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted; (ii) there are no facts that indicate a likelihood of any of the foregoing; and (iii) no notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Intellectual Property from any third party) have been received.

(d) To the knowledge of E.S., E.S. has taken all necessary and desirable actions to maintain and protect all of the Intellectual Property of E.S. and will continue to maintain and protect all of the Intellectual Property of E.S. prior to Closing so as not to adversely affect the validity or enforceability thereof. To the knowledge of E.S., the owners of any of the Intellectual Property licensed to E.S. have taken all necessary and desirable actions to maintain and protect the Intellectual Property covered by such license.

(e) To the knowledge of E.S., E.S. has complied with and is presently in compliance with all Laws applicable to any Intellectual Property and E.S. shall take all steps necessary to ensure such continued compliance except where such failure to comply would not cause a Material Adverse Effect to Tecnoglass and its Subsidiaries.

4.11 Material Contracts. Schedule 4.11 sets forth all Material Contracts to which E.S. is a party as of the date hereof. Each such Material Contract that is intended to be binding upon the parties thereto is legal, valid and binding on the parties thereto and enforceable in accordance with the terms thereof. Except as set forth in Schedule 4.11, E.S. has performed its obligations under each such Material Contract and E.S. is not in default under any Material Contract and no condition exists nor event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by E.S. under any such Material Contract, except for defaults, breaches or noncompliance that could not reasonably be expected to have a Material Adverse Effect. To the knowledge of E.S., no other party to any of the Material Contracts has breached or is in default under any Material Contract. E.S. has delivered to Tecnoglass true, correct and complete copies of each material contract and all amendments thereto and documentation or correspondence modifying the terms thereof.

4.12 Compliance with Law.

(a) E.S. is in compliance with all Laws (including, without limitation, with respect to affiliate transactions) and Governmental Orders applicable to its business where the failure of which could reasonably be expected to have a Material Adverse Effect, and (ii) E.S. has not been charged at any time with a violation of any Law or any Governmental Order relating to the conduct of its business.

(b) E.S., nor to the knowledge of E.S., any officer, director, agent, employee or other Person associated with or acting on its behalf, has, directly or indirectly, materially violated any provision of the FCPA, and to the knowledge of E.S., none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. E.S. has established reasonable internal controls and procedures designed to ensure compliance with the FCPA.

4.13 Disclosure. No representation or warranty by E.S. contained in this Agreement nor any statement or certificate furnished or to be furnished by or on behalf of E.S. to Tecnoglass, Energia Solar or its representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements contained herein or therein not misleading.

4.14 Governmental Reports. None of the information supplied or to be supplied by E.S. for inclusion or incorporation by reference in any documents required to be filed with the SEC or any other Governmental Authority by Tecnoglass or E.S. in connection with the transactions contemplated hereunder, will, on the date of its filing, or, at the date it is first mailed to Tecnoglass' shareholders, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The documents required to be filed with the SEC or any other Governmental Authority in connection with the transactions contemplated hereunder will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, or any other applicable law, except that no representation is made by E.S. with respect to statements made or incorporated by reference therein based on information supplied by Tecnoglass for inclusion or incorporation by reference therein.

4.15 No knowledge of Breach. As of the date hereof, E.S. has no knowledge (i) that Tecnoglass is in breach of their representations and warranties in this Agreement or (ii) of any facts, events or occurrences which could cause Tecnoglass to be in breach of any of their representations or warranties in this Agreement.

4.16 Environmental Matters. Except as would not reasonably be expected to be material to E.S., taken as a whole:

(a) E.S. has not disposed of, transported, stored, sold, used, released, generated, exposed its employees or others to, or distributed, manufactured, sold, transported or disposed of any product containing a Hazardous Material in violation of any Laws which prohibit, regulate or control Hazardous Materials.

(b) No action or proceeding is pending or, to E.S.'s knowledge, threatened against E.S. arising out of Laws relating to Hazardous Materials.

(c) E.S. has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Laws relating to Hazardous Materials.

4.17 Insurance. The insurance policies covering E.S or any of their respective employees, properties or assets, including policies of life, property, fire, workers' compensation, products liability, directors' and officers' liability and other casualty and liability insurance include General Liability Policy for E.S. and ST/LT Disability insurance and Health insurance for E.S.'s employees. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect on E.S. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

4.18 Board Approval. The E.S. Members have, by resolutions duly adopted by vote at a meeting (or by unanimous written consent) of Members duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (i) determined that the transactions contemplated hereby are fair to, and in the best interests of, E.S., its interest holders, (ii) approved this Agreement and the transactions contemplated hereby, and (iii) unanimously recommended that the E.S. Members approve and adopt this Agreement and the transactions contemplated hereby.

4.19 Customers and Suppliers.

(a) On the Closing Date, E.S. will provide a list to Tecnoglass and Energia Solar of all Material Customers as of the Closing Date.

(b) E.S. has not received any written notice that any Material Customer (i) has ceased, or will cease, to use E.S.'s services or products, (ii) has substantially reduced or will substantially reduce, the use of services or products of E.S. thereof, or (iii) has sought, or is seeking, to reduce the price it will pay for services or products of E.S. thereof, including in each case after the consummation of the transactions contemplated hereby and, in all cases, except where such cessation or reduction could not reasonably be expected to have a Material Adverse Effect. To the knowledge of E.S., no Material Customer has otherwise threatened in writing to take any action described in the preceding sentence as a result of the

consummation of the transactions contemplated by this Agreement.

(c) E.S. has not received any written notice that there has been any material adverse change in the price of any materials, supplies, merchandise or other goods or services used its business, or that any supplier with respect to the Business will not sell materials, supplies, merchandise and other goods to E.S. or E.S. at any time after the Closing Date on terms and conditions similar to those used in its current sales to E.S. thereof, subject to general and customary price increases. To the knowledge of E.S., no supplier of E.S. thereof has otherwise threatened in writing to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement.

4.20 Related Party Transactions.

(a) The unaudited financial statements of E.S. as of June 30, 2016 reflect all related party transactions entered into between E.S., E.S. Members, E.S. officers, directors or employees or their respective Affiliates or immediate family members.

## Article 5. Covenants and Agreements.

5.1 Conduct of Business Prior to Closing. Prior to the Closing Date, E.S. shall (i) conduct the Business in the ordinary course of business and in a reasonable and prudent manner in accordance with its past business practices under the supervision of its management, (ii) not acquire, sell, dispose of or subject to any Encumbrances any of the material assets of the Business, except in the ordinary course of business, (iii) maintain the tangible assets in their present condition, ordinary wear and tear excepted, (iv) not increase the compensation or benefits of any employees or independent contractors of the Business (other than in the ordinary course of business), (v) not declare or pay any dividends or other distributions to the E.S. Members, (vi) not enter into any new or modify any existing material agreements other than (A) in the ordinary course of business, (B) as otherwise contemplated by this Agreement, (C) in a manner patently favorable to E.S. (e.g., reduction in the interest rate of a loan) or (D) with Tecnoglass's and Energia Solar's prior written consent which may not be unreasonably withheld or delayed, (vii) use reasonable efforts to preserve its existing relations with its employees, customers, suppliers and others with whom it has a business relationship, (viii) not establish any new, or fundamentally alter any existing, employee plans, and (ix) not incur any material debt.

5.2 Cooperation. Following the execution of this Agreement, E.S., Tecnoglass and Energia Solar agree as follows:

(a) Tecnoglass, Energia Solar and E.S. shall generally cooperate with each other and their respective officers, employees, attorneys, accountants and other agents and do such other acts and things in good faith as may be reasonable, necessary or appropriate to timely effectuate the intent and purposes of this Agreement.

(b) Tecnoglass, Energia Solar and E.S., and their respective officers and directors, shall cooperate with each party's due diligence investigation of the other party (legal, financial and otherwise) and shall provide each other and their respective representatives with prompt and reasonable access to key employees, accountants and attorneys and to properties, books and records, contracts and other documents and information pertaining to Tecnoglass, Energia Solar and E.S., respectively. E.S.'s findings from its due diligence investigation which are consistent with disclosures in the latest Tecnoglass Form 10-K and subsequent SEC filings (so long as the disclosures in such subsequent SEC filings are consistent with the disclosures set forth in the latest Tecnoglass Annual Report on Form 10-K filed with the SEC) shall not constitute an unsatisfactory due diligence.

(c) In connection with the efforts referenced in Section 5.2(a), each of the parties hereto shall use its commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under any Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (ii) obtain any third-party (including Governmental Authority) consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including Tecnoglass Required Consents set forth on Schedule 2.5, and approvals or waivers in respect of contracts which are being assumed by E.S. and (iii) make all filings and give any notice, and thereafter make any other submissions either required or reasonably deemed appropriate by each of the parties, with respect to this Agreement and the transactions contemplated hereby required under any Law, including, without limitation, all applications necessary to obtain all licenses, permits, authorizations and approvals from the FCC, all applicable state and local telecommunications authorities and such other federal or state regulatory authorities or agencies, if any, as may have jurisdiction over the transactions contemplated hereby or are otherwise necessary for Tecnoglass to conduct the Business as it is presently being conducted as well as all applicable securities filings. In this respect, all FCC and other applicable state and local telecommunications authority applications for the approval of the transactions contemplated hereby shall be filed by the parties within 30 Business Days from the execution date of this Agreement.

5.3 Ownership of E.S. Membership Interests. The E.S. Members covenant that they currently beneficially hold and have voting control over and will hold and have voting control over at Closing, 100% of the outstanding E.S. Membership Interests. The E.S. Members shall not transfer beneficial ownership of any of their shares prior to Closing in such a way that would reduce the amount of shares otherwise committed to vote in favor of the transactions contemplated hereby, nor pledge, mortgage or otherwise encumber such shares.

5.4 Confidentiality. Neither party will at any time on or after the date hereof, directly or indirectly, without the prior written consent of the other party, disclose any Confidential Information involving or relating to the other party or the other party's Subsidiaries or business, or use such Confidential Information for any purpose other than the evaluation of the transaction contemplated by this Agreement. As used herein, **"Confidential Information"** means all confidential or proprietary information of either party and its Subsidiaries, including: (a) customer and supplier information, including lists of names and addresses of customers and suppliers of such party, its Subsidiaries or its Affiliates, (b) business plans and strategies, compensation plans, compensation information, sales plans and strategies, pricing and other terms applicable to transactions between existing and prospective customers, suppliers or business associates, (c) market research and data bases, sources of leads and methods of obtaining new business, and methods of purchasing, marketing, selling, performing and pricing products and services employed by such party or any of its Affiliates or Subsidiaries, (d) information concerning the configuration and architecture, technical data, networks, methods, practices, standards and capacities, software or technology of such party, (e) financial performance figures, financial projections, channels of distribution, trade secrets, names of creditors or partners, market projections, price lists, pricing policies, models and other confidential and proprietary information relating to the business and operations of any party or any of its Affiliates or Subsidiaries, and (f) information identified as confidential and/or proprietary in internal documents of such party; *provided, however*, that Confidential Information shall not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof). The Confidential Information shall also include (i) the fact that the Confidential Information has been made available to a party, and (ii) any of the terms, conditions or to other facts with respect to this Agreement, the transactions contemplated hereby or any of the agreements contemplated hereby. In the event that any party or any of its Affiliates or representatives are required by applicable Laws or by legal process to disclose any Confidential Information, each party agrees that it shall, and shall cause its Affiliates and representatives to, provide the other party with prompt notice of such request or requirement

in order to enable the other party to seek an appropriate protective order or other remedy, to take steps to resist or narrow the scope of such requirement.

5.5 Public Announcements. Except as and to the extent required by law, regulation or stock exchange rule, without the prior written consent of the other parties, no party will, and each party will direct its representatives not to make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise to disclose or to permit the disclosure of the existence of discussions regarding, the Purchase Agreement or any of the terms, conditions, or other aspects thereof. If a party is required by law, regulation or stock exchange rule to make any such disclosure, it must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

5.6 No Shop. Each of Tecnoglass and its Subsidiaries, Energia Solar and E.S. shall not, and shall use its best efforts to cause its officers, directors, representatives, Affiliates or associates not to, (a) initiate contact with, solicit, encourage or respond to any inquiries or proposals by, or (b) enter into any discussions or negotiations with, or disclose, directly or indirectly, any information concerning Tecnoglass, Energia Solar or E.S., as applicable, to, or afford any access to the properties, books and records of Tecnoglass or any Subsidiary, Energia Solar or E.S., as applicable, thereof to, any Person in connection with any possible proposal for the acquisition (directly or indirectly, whether by purchase, merger, consolidation or otherwise) of all or substantially all of the assets, business or capital stock of Tecnoglass or any Subsidiary, Energia Solar or E.S., as applicable, thereof. Tecnoglass, Energia Solar and E.S., as applicable, agree to terminate immediately any such discussions or negotiations. Notwithstanding the foregoing, Tecnoglass and its Subsidiaries or Energia Solar may solicit or negotiate the sale of E.S., or such Subsidiaries' respective assets and the sale of E.S. from Tecnoglass and Energia Solar to other parties. Also, notwithstanding the foregoing, any director or officer of either Tecnoglass, Energia Solar or E.S. may take any action or omit to take any action, that would otherwise breach this provision if such director or officer obtains an opinion of a law firm that such action or omission may be necessary in order to comply with his or her fiduciary duties.

5.7 SEC Reports. During the period from the date hereof and continuing until the earlier of the Closing Date or the termination of this Agreement pursuant to its terms, Tecnoglass shall use commercially reasonable efforts to cause the forms, reports, schedules, statements and other documents required to be timely filed with the SEC to be prepared in all material respects in accordance with applicable Laws and regulations. E.S. shall use commercially reasonable efforts and take all actions necessary to enable Tecnoglass to file such documents with the SEC in a timely manner. Following the Closing, Tecnoglass will file SEC Reports as required, including without limitation, a Form 8-K (as amended, if applicable) which discloses the Closing and the necessary financial statements of E.S., if necessary.

5.8 Brokers and Finders. In the event that this Agreement is terminated prior to Closing, all, Tecnoglass, Energia Solar and E.S. shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other such fee or commission or expenses related thereto asserted by any Person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

5.9 Employee Related Matters. Prior to Closing, E.S., Tecnoglass and Energia Solar shall arrange to terminate E.S.' employees or otherwise arrange for Tecnoglass and Energia Solar to hire such employees.

5.10 Notice of Developments. Each party will give prompt written notice to the other party of any material adverse development causing a breach of any of its own representations and warranties in Article 2 or Article 3, above. No disclosure by any party pursuant to this Section, however, shall be deemed

to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

## Article 6. Conditions and Obligations of E.S.

The obligations of Tecnoglass and Energia Solar to consummate the transactions contemplated by this Agreement are, at their option, in their sole discretion, subject to satisfaction of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties of E.S. contained herein, other than the representations and warranties of E.S. contained herein, shall be true and correct in all material respects at and as of the Closing Date as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement. The representations and warranties of Tecnoglass contained herein shall be true and correct in all material respects at and as of the date of this Agreement only, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.

6.2 Performance by Buyers. All of the covenants and agreements to be complied with and performed by E.S. on or before the Closing Date shall have been complied with or performed in all material respects unless compliance or performance with such covenants or agreements was materially affected as a result of E.S.'s actions or inactions under any Transaction Document.

6.3 Certificate. E.S. shall have delivered to Buyers a certificate, dated as of the Closing Date, to the effect that each of the conditions specified above in Sections 6.1 and 6.2 is satisfied in all respects.

6.4 Consents; No Objections. Tecnoglass shall have procured all Tecnoglass Required Consents necessary for the consummation of the transactions contemplated hereby and all applicable legal requirements shall have been satisfied within 45 days of the date of this Agreement.

6.5 No Proceedings. No Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange or the other transactions set forth herein, which order, decree, ruling or other action is final and non-appealable.

6.6 SEC Reports. Tecnoglass shall be in good standing with, and shall have filed all periodic reports required by, the SEC in a timely manner unless the ability to file such report was materially affected as a result of E.S.'s actions or inactions under any Transaction Document.

6.7 No Material Adverse Events. Since September 30, 2016 and through the Closing Date, there shall have been no material adverse change in the assets, revenue, working capital, gross margins, and results of operations of the its business, that has not otherwise been disclosed to Tecnoglass in the Disclosure Schedules.

6.8 No Undisclosed Liabilities. Except as set forth in Tecnoglass' public filings with the SEC, or as otherwise set forth in the Disclosure Schedules, there shall be no undisclosed nor contingent Liabilities of Tecnoglass or any of its Subsidiaries, including, without limitation, any corporate guaranty by or other obligation of Tecnoglass with respect to any liability of any current Tecnoglass Subsidiary that would have a Material Adverse Effect on Tecnoglass.

**Article 7. Conditions to Obligations of Buyers.**

The obligations of Buyers to consummate the transactions contemplated by this Agreement are, at their option, in their sole discretion, subject to satisfaction of each of the following conditions:

7.1 . Representations and Warranties. The representations and warranties of E.S. contained herein shall be true and correct in all material respects at and as of the Closing Date as though each such representation and warranty were made at and as of such time, other than such representations and warranties as are made as of a specific date, in each case except for changes that are expressly contemplated by this Agreement.

7.2 Performance by E.S. All of the covenants and agreements to be complied with and performed by E.S. and E.S. Members on or prior to the Closing Date shall have been complied with or performed in all material respects.

7.3 Certificate. E.S. shall have delivered to Buyers a certificate, dated as of the Closing Date, to the effect that each of the conditions specified above in Sections 6.1 and 6.2 is satisfied in all respects.

7.4 Consents; No Objections. E.S. shall have procured all E.S. Required Consents, and any other Governmental Authority and other third party consents necessary for the consummation of the transactions contemplated hereby and all applicable legal requirements shall have been satisfied.

7.5 No Proceedings. No Governmental Authority shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Share Exchange or the other transactions set forth herein, which order, decree, ruling or other action is final and non-appealable.

7.6 Resignations. At or prior to the Closing, the current officers and directors of E.S. shall resign all of their positions with E.S. and any applicable employment agreements shall have been terminated with no further force and effect (including any change of control or severance obligations which may be triggered by the entry into or the consummation of the transaction contemplated hereby.

7.7 Lock-Up Agreements. At the Closing, each of the E.S. Members shall enter into lock-up agreements in favor of the Buyers in the form of **Exhibit A** hereto, pursuant to which each shall not be permitted (without the prior written consent of Tecnoglass) to sell any Tecnoglass Ordinary Shares for a period of one year following the Closing for a purchase price below $14 per share.

**Article 8. Termination.**

8.1 Termination of Agreement. The parties may terminate this Agreement as provided below:

(a) The parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) E.S. may terminate this Agreement by giving written notice to Buyers at any time prior to the Closing: (A) in the event Buyers have breached any representation, warranty, or covenant contained in this Agreement in any material respect, E.S. has notified Buyers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 16, 2016, by reason of the failure of any condition precedent under Article 5 hereof (unless the failure results primarily from E.S. itself breaching any representation,

warranty, or covenant contained in this Agreement); and

(c) Tecnoglass and/or Energia Solar may terminate this Agreement by giving written notice to E.S. at any time prior to the Closing: (A) in the event E.S. has breached any representation, warranty, or covenant contained in this Agreement in any material respect, Buyers have notified E.S. of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or (B) if the Closing shall not have occurred on or before December 16, 2016, by reason of the failure of any condition precedent under Article 6 hereof (unless the failure results primarily from Tecnoglass breaching any representation, warranty, or covenant contained in this Agreement).

8.2 Post-Termination Liability. Except as otherwise provided herein, if this Agreement is terminated pursuant to Section 8.1 hereof, this Agreement shall thereupon become void and of no further effect whatsoever, and the parties shall be released and discharged of all obligations under this Agreement.

## Article 9. General Provisions.

9.1 Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date. This Section 9.1 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Closing Date.

9.2 Expenses. Except as otherwise specifically provided in this Agreement, all out-of-pocket costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

9.3 Notices. Any notice, demand, claim, notice of claim, request or communication required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered in person, (ii) on the date of mailing if mailed by registered or certified mail, postage prepaid and return receipt requested, (iii) on the date of delivery to a national overnight courier service, or (iv) upon transmission by facsimile (if such transmission is confirmed by the addressee) if delivered through such services to the following addresses, or to such other address as any party may request by notifying in writing all of the other parties to this Agreement in accordance with this Section.

If to Tecnoglass and/or Energia Solar:

Santiago Giraldo
Deputy CFO
sgiraldo@tecnoglass.com
Av. Circunvalar a 100 mts de la Via 40
Las Flores, Barranquilla, Colombia

If to E.S. or the E.S. Members:

José Manuel Daes
jdaes@energiasolarsa.com
791 Crandon Boulevard, Apt. 605
Key Biscayne, Florida 33149

Any such notice shall be deemed to have been received on the date of personal delivery, the date set forth on the Postal Service return receipt, or the date of delivery shown on the records of the overnight courier,

as applicable.

9.4 Benefit and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

9.5 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other party, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered by any other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of any other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

9.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

9.7 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Tecnoglass, E.S. and Energia Solar or (b) by a waiver in accordance with Section 9.5 hereof.

9.8 Effect and Construction of this Agreement. This Agreement embodies the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings, whether written or oral, relating to matters provided for herein. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual agreement, and this Agreement shall not be deemed to have been prepared by any single party hereto.

9.9 Headings. The headings of the sections and subsections of this Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Agreement or the intent of any section or subsection.

9.10 Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, which shall govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including, without limitation, its validity, interpretation, construction, performance and enforcement.

9.12 Entire Agreement. This Agreement, along with the Disclosure Schedules, Exhibits and all

other agreements, instruments or documents to be delivered in connection with this Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings, negotiations and discussions, both written and oral, between the parties hereto with respect to the subject matter hereof.

9.13 Specific Performance. Each party acknowledges and agrees that in the event of any breach of this Agreement, the other party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that: (i) each party hereto waives, in any action for specific performance, the defense of adequacy of a remedy at law and (ii) each party shall be entitled, in addition to any other remedy to which it may be entitled at law or in equity, to compel specific performance of this Agreement.

9.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy is cumulative and is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

9.15 Attorneys' Fees. If any action should arise between the Parties hereto to enforce or interpret the provisions of this Agreement, the prevailing party in such action shall be reimbursed for all reasonable expenses incurred in connection with such action, including reasonable attorneys' fees.

9.16 Waiver of Jury Trial. THE PARTIES, BY THEIR EXECUTION OF THIS AGREEMENT, WAIVE TRIAL BY JURY IN ANY SUIT, ACTION, OR PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE PARTIES, AND THE PARTIES HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.

[***Signature Page Follows.***]

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

**TECNOGLASS:**

TECNOGLASS INC.

By:____________________
Name:__________________
Title:___________________

**ENERGIA SOLAR:**

C.I. ENERGIA SOLAR S.A.

By:____________________
Name:__________________
Title:___________________

**E.S.:**

E.S. WINDOWS, LLC

By: [signature]
Name: CHRISTIAN DAES
Title: Managing Member

**E.S. MEMBERS:**

________________________
Christian Tadeo Daes Abuchaibe

________________________
Jose Manuel Daes Abuchaibe

________________________
Evelyn I Daes-Perez

INVELCO S.A.

By:____________________
Name:__________________
Title:___________________

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

**TECNOGLASS:**

TECNOGLASS INC.

By:____________________________
Name:__________________________
Title:___________________________

**ENERGIA SOLAR:**

C.I. ENERGIA SOLAR S.A.

By:____________________________
Name:__________________________
Title:___________________________

**E.S.:**

E.S. WINDOWS, LLC

By:____________________________
Name:__________________________
Title:___________________________

**E.S. MEMBERS:**

________________________________
Christian Tadeo Daes Abuchaibe

________________________________
Jose Manuel Daes Abuchaibe

________________________________
Evelyn I Daes-Perez

INVELCO S.A.

By:____________________________
Name: ALBERTO VELILLA
Title: LEGAL REPRESENTATIVE

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

**TECNOGLASS:**

TECNOGLASS INC.

By:____________________
Name: JOAQUIN FERNANDEZ
Title: CFO

**ENERGIA SOLAR:**

C.I. ENERGIA SOLAR S.A.

By:____________________
Name: RODOLFO ESPINOSA
Title: LEGAL REPRESENTATIVE

**E.S.:**

E.S. WINDOWS, LLC

By:____________________
Name:____________________
Title:____________________

**E.S. MEMBERS:**

____________________
Christian Tadeo Daes Abuchaibe

____________________
Jose Manuel Daes Abuchaibe

____________________
Evelyn I Daes-Perez

INVELCO S.A.

By:____________________
Name: ALBERTO VELILLA
Title: LEGAL REPRESENTATIVE

IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the day and year first above written.

**TECNOGLASS:**

TECNOGLASS INC.

By:____________________
Name:____________________
Title:____________________

**ENERGIA SOLAR:**

C.I. ENERGIA SOLAR S.A.

By:____________________
Name:____________________
Title:____________________

**E.S.:**

E.S. WINDOWS, LLC

By:____________________
Name:____________________
Title:____________________

**E.S. MEMBERS:**

____________________
Christian Tadeo Daes Abuchaibe

____________________
Jose Manuel Daes Abuchaibe

____________________
Evelyn I Daes-Perez

INVELCO S.A.

By:____________________
Name: ALBERTO VELILLA
Title: LEGAL REPRESENTATIVE

## SCHEDULE 1.1

## DEFINITIONS

Unless otherwise stated in this Agreement, the following capitalized terms have the following meanings:

"**Action**" means any action, suit, claim, arbitration, as well as any proceeding or investigation commenced by or pending before any Governmental Authority.

"**Affiliate**" means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person.

"**Agreement**" or "**this Agreement**" means this Purchase Agreement dated as of the date first above written (including the Annexes, Schedules and Exhibits hereto) and all amendments hereto.

"**Business Day**" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of Miami, Florida.

"**Closing**" has the meaning set forth in Section 1.6(a) hereof.

"**Closing Date**" has the meaning set forth in Section 1.6(a) hereof.

"**Confidential Information**" has the meaning set forth in Section 4.5 hereof.

"**Control**" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or to cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

"**Financial Instrument**" is a promissory note granted by Ventana Solar in favor of Energia Solar on the terms and conditions contained in Schedule 1.5. attached hereto.

"**Derivative Securities**" means options, warrants, stock awards, derivatives, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or similar undertakings.

"**DGCL**" means the Delaware General Corporation Law, as amended.

"**Disclosure Schedule**" has the meaning set forth in Section 2.1 hereof.

"**Encumbrances**" means any security interest, pledge, mortgage, lien (including, without limitation, tax liens), charge, encumbrance, easement, adverse claim, preferential arrangement, restriction or defect in title.

"**E.S.**" has the meaning specified in the introductory paragraph to this Agreement.

"**E.S. Members**" has the meaning specified in the introductory paragraph to this Agreement.

"**E.S. Required Consents**" has the meaning set forth in Section 3.3 hereof.

"**Exchange Act**" means the Securities Exchange Act of 1934, as amended.

"**FCC**" means the United Stated Federal Communications Commission.

"**GAAP**" means United States generally accepted accounting principles and practices as in effect from time to time.

"**Governmental Authority**" means any United States federal, state or local government or any foreign government, any governmental, regulatory, legislative, executive or administrative authority, agency or commission or any court, tribunal, or judicial body.

"**Governmental Order**" means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority. Governmental Orders shall not include Permits.

"**Hazardous Materials**" means petroleum and petroleum products, byproducts or breakdown products, radioactive materials, and any other chemicals, materials, or substances designated, classified or regulated as being "hazardous" or "toxic", or words of similar import, under any environmental Law.

"**Law**" means any federal, state, local or foreign constitution, statute, law, ordinance, regulation, rule, code, injunction, judgment, order, decree or other requirement, restriction or rule of law.

"**Liability**" or "**Liabilities**" means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

"**Material Adverse Effect**" means any circumstance, change in, or effect on Tecnoglass that has a material adverse effect on the business, results of operations, or financial condition of Tecnoglass (but excluding its Subsidiaries).

"**Material Contracts**" means all material contracts (verbal or written) of the applicable business which represents a value or liability in excess of $200,000, each on an annual basis.

"**Material Customer**" means any customer representing $10,000 or more of the monthly operating revenues of E.S. or the Business.

"**Person**" means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

"**E.S. Members**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Tecnoglass**" has the meaning set forth in the introductory paragraph of this Agreement.

"**Tecnoglass Ordinary Shares**" ordinary shares of stock, par value $0.0001 per share, of Tecnoglass.

"**Tecnoglass Balance Sheet**" has the meaning set forth in Section 2.6(b) hereof.

"**Tecnoglass Reports**" has the meaning set forth in Section 2.6(a) hereof.

"**Tecnoglass Required Consents**" has the meaning set forth in Section 2.5 hereof.

"**Tecnoglass Financial Statements**" has the meaning set forth in Section 2.6(b) hereof.

"**SEC**" means the United Stated Securities and Exchange Commission.

"**SEC Reports**" has the meaning set forth in Section 2.6(a) hereof.

"**Securities Act**" means the Securities Act of 1933, as amended.

"**Share Exchange**" has the meaning set forth in Section 1.2 hereof.

"**SOX**" has the meaning set forth in Section 2.6(c) hereof.

"**Subsidiary**" of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, limited partnership, limited liability company, associates, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest.

"**Tax**" or "**Taxes**" means (i) any and all federal, state, local and foreign taxes, assessments, fees, surcharges, contributions, and other governmental charges, duties, impositions and liabilities, or other payments made at the direction of a local, state, federal, or foreign government or government agency, including but not limited to contributions to support universal service, disability services, local number portability, and the North American numbering plan, access deficit contributions, and administrative or regulatory fees, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) hereof as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) hereof as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

"**Transaction Documents**" has the meaning set forth in Section 2.4 hereof.

"**Ventana Solar**" means Ventana Solar S.A. a company duly organized and existing under the laws of Panama.

<u>SCHEDULE 1.3(b)</u>

**E.S. MEMBERS PURCHASE PRICE ALLOCATIONS**

| | # Shares Tecnoglass Inc. | Account Receivable Energia Solar |
|---|---|---|
| Christian Tadeo Daes Abuchaibe | 168.912 | 23% |
| Jose Manuel Daes Abuchaibe | 227.664 | 31% |
| Evelyn I Daes-Perez | 44.064 | 6% |
| Invelco S.A. | 293.760 | 40% |
| **Total** | **734.400** | **100%** |

## SCHEDULE 1.5.
## FINANCIAL INSTRUMENT

**PAGARE NO. 1**

**FECHA DE VENCIMIENTO:**31 de diciembre de 2017

Yo, JAIRO MIRANDA GÓMEZ, mayor de edad, identificado como aparece al pie de mi firma, actuando en nombre y representación de la sociedad VENTANA SOLAR S.A. (en adelante el "Deudor"), constituida bajos las leyes de Panamá, con registro público número 534692, declaro:

**PRIMERO:**Que el Deudor debe y pagará incondicionalmente a la orden de C.I. ENERGIA SOLAR S.A. E.S. WINDOWSo a la persona natural o jurídica a quien el mencionado acreedor ceda o endose sus derechos (en adelante el "Acreedor"), la suma cierta de DOS MILLONES DIECISÉIS MIL CUATROCIENTOS VEINTISEIS DÓLARES DE LOS ESTADOS UNIDOS DE AMÉRICA CON TREINTA Y CUATRO CENTAVOS ($2.016.426,34) (en adelante la "Deuda").

**SEGUNDO:**Que el pago total de la Deuda se efectuará en un solo contado, el día 31 de enero del 2017 a nombre del Acreedor.

**TERCERO:**Que en caso de mora el pago total de la Deuda, se generarán y causarán intereses de mora a la tasa máxima legalmente permitida, durante todo el tiempo que dure la mora. En caso de que la fecha de pago no sea un día hábil en la República de Colombia, se considerará como tal el día hábil siguiente a la fecha prevista, de forma tal que no se impondrá al Deudor ninguna multa, prima, interés moratorio o costo adicional.

**CUARTO**: Este pagaré se regirá por las leyes de la República de Colombia.

**QUINTO:**Expresamente declaro excusado el protesto del presente pagaré y los requerimientos judiciales o extrajudiciales para la constitución en mora.

**SEXTO:**En caso de que haya lugar al recaudo judicial o extrajudicial de la obligación contenida en el presente título valor será ami cargo las costas judiciales y/o los honorarios que se causen por tal razón.

En constancia de lo anterior firmamos la presente autorización, a los 30 días del mes de SEPTIEMBRE del año 2016.

**EL DEUDOR,**

JAIRO MIRANDA GÓMEZ
C.R. E-8-116802
VENTANA SOLAR S.A.

## SCHEDULE 2.2

## CORPORATE STRUCTURE



Public Shareholders
Energy Holding Corporation
34%
66%
Tecnoglass Inc.
100%
100%
100%
Tecno RE LLC.
Tecno LLC.
Tecno Corporation
100%
100%
100%
100%
100%
100%
100%
100%
100%
Luena Commercial Corp.
Alcoy Group Worldwide S.A.
Belagua Consultans Inc.
Archena Continental Corp.
Ordesa Valley Inc.
Isarco Investments Inc.
Mosela Ventures Corp.
Kodori Holdings S.A.
Hollental Investors S.A.
17.11%
17.11%
17.11%
17.11%
9.06%
19.49%
19.49%
19.49%
1.72%
C.I. Energia Solar S.A.
37.33%
Tecnoglass S.A.
8.05%
14.46%
2.48%

# SCHEDULE 4.4(a)

## E.S. MEMBERSHIP INTERESTS

| | | % |
|---|---|---|
| Christian Tadeo Daes Abuchaibe | | 23% |
| Jose Manuel Daes Abuchaibe | | 31% |
| Evelyn I Daes-Perez | | 6% |
| Invelco S.A. | | 40% |
| | **Total** | **100%** |

## SCHEDULE 4.11

## MATERIAL CONTRACTS

| PROYECT NAME | USD$ |
|---|---|
| BILTMORE PARC | $ 200,989.03 |
| PINNACLE HEIGHTS | $ 245,155.33 |
| AZURE | $ 259,257.25 |
| FAP FOUR POINTS | $ 265,117.31 |
| TRADITION II | $ 276,610.95 |
| MONARCH HOTEL | $ 279,694.57 |
| SERENO EAST BAY HARBOR | $ 325,862.17 |
| 7TH AVENUE TRANSIT STATION | $ 338,423.78 |
| CORAL SPRINGS MUNICIPAL COMPLEX | $ 361,630.86 |
| FAP 327 ROYAL PALM CONDOMINIUM | $ 409,049.65 |
| SUNSET LAKES RESIDENCES | $ 410,150.62 |
| AUDI NORTH MIAMI | $ 423,024.19 |
| 1010 BRICKELL TOWER | $ 501,919.13 |
| FAP MODERA STATION | $ 551,680.50 |
| HOTEL INDIGO | $ 601,490.18 |
| BRICKELL 10 | $ 639,628.48 |
| TR DANBURG | $ 701,726.73 |
| 26 EDGEWATER | $ 723,071.72 |
| FAP CORTINA | $ 755,459.23 |
| FAP FLAGLER VILLAGE | $ 764,735.31 |
| TRADITION | $ 840,322.50 |
| FAP KOLTER HOTEL | $ 898,108.36 |
| THE GALE | $ 988,592.85 |
| RIVA | $ 997,585.17 |
| MIDTOWN 29 | $ 1,309,156.83 |
| CYPRESS | $ 1,445,995.77 |
| VISTA BLUE | $ 1,546,505.00 |
| DORAL MODERN | $ 1,659,292.92 |
| PARAMOUNT | $ 2,396,712.30 |
| ONE ST PETERSBURG | $ 3,474,300.24 |
| THE HARBOUR | $ 4,234,874.08 |